                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METRO-GOLDWYN-MAYER INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [LOGO OF METRO-GOLDWYN-MAYER]
                           METRO-GOLDWYN-MAYER INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 4, 2000

                               ----------------

To Our Stockholders:

  The Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), will be held at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, CA 90212, on May 4, 2000, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

    1.   To elect a Board of Directors;

    2. To consider and act upon the approval and ratification of the 2000 Employee Incentive Plan;

    3. To consider and act upon the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, during ordinary business hours, at the Company's executive offices for a period of 10 days prior to the meeting date.

  Please date, sign and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting, please also check the appropriate box on the enclosed proxy and detach the admission ticket to present at the meeting.

                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
 Use the enclosed envelope which requires no postage for mailing in the United
                                    States.

                                          By Order of the Board of Directors,

                                          /s/ William Allen Jones
                                          William Allen Jones
                                          Senior Executive Vice President
                                          and Secretary
Santa Monica, California
March 31, 2000

                           METRO-GOLDWYN-MAYER INC.
                             2500 Broadway Street
                        Santa Monica, California 90404
                                (310) 449-3000

                               ----------------

                                PROXY STATEMENT
                                March 31, 2000

                               ----------------

General

  The accompanying form of proxy and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of Metro-Goldwyn-Mayer Inc. in connection with the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at 10:00 a.m., local time, on May 4, 2000 at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, CA 90212 (the "Annual Meeting") and at any and all postponements and adjournments thereof. Metro-Goldwyn-Mayer Inc., together with its direct and indirect subsidiaries, is hereinafter referred to as the "Company," unless the context indicates otherwise.

  This Proxy Statement and accompanying proxy were first mailed to stockholders on or about March 31, 2000. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the common stock, $.01 par value per share, of the Company (the "Common Stock") in their names or in the names of their nominees for their reasonable out-of-pocket charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Common Stock.

Voting Rights and Outstanding Shares

  Only stockholders of record of the Common Stock as of March 20, 2000 will be entitled to vote at the Annual Meeting. The authorized capital stock of the Company presently consists of 500,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share. On March 20, 2000, there were issued and outstanding 201,526,319 shares of the Common Stock, which constitutes all of the outstanding voting securities of the Company entitled to vote at the Annual Meeting. Each share of the Common Stock is entitled to one vote on all matters to come before the Annual Meeting. No shares of the Company's preferred stock are issued and outstanding.

  The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

  Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy. For each other proposal to be acted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval.

  With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

  Proxies must be signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

  The Common Stock does not have cumulative voting rights.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below sets forth the beneficial ownership of the Common Stock as of March 20, 2000 of (i) each director of the Company, (ii) the "Named Executive Officers" (as defined in "Executive Compensation" below), (iii) the directors and Named Executive Officers of the Company as a group and (iv) each person who at such time, to the Company's knowledge, beneficially owned more than five percent of the outstanding shares of the Common Stock of the Company.

                                                           Number of  Percentage
          Name and Address of Beneficial Owner(1)          Shares(2)   of Class
          ---------------------------------------         ----------- ----------
   The Tracinda Group(3)................................  179,276,977    89.0%
    150 S. Rodeo Drive
    Beverly Hills, CA 90212

   Alex Yemenidjian(4)..................................    2,006,740     *

   Christopher J. McGurk(5).............................      942,075     *

   James D. Aljian......................................       13,731     *

   Francis Ford Coppola(6)..............................        2,000     *

   Willie D. Davis(6)...................................        1,532     *

   Alexander M. Haig, Jr................................          --      --

   Kirk Kerkorian(7)....................................  179,276,977    89.0
    150 S. Rodeo Drive
    Beverly Hills, CA 90212

   Frank G. Mancuso(6)(8)...............................    2,403,229     1.2

   Jerome B. York(6)....................................       18,233     *

   William A. Jones(9)..................................      155,371     *

   Daniel J. Taylor (10)................................       88,561     *

   Robert Brada(11).....................................       32,275     *

   A. Robert Pisano(12).................................      551,971     *

   All directors and Named Executive Officers as a group
    (13 persons)........................................  185,492,695    89.8

--------
  *Less than 1 percent.

 (1) Unless otherwise indicated, the address for the persons listed is 2500 Broadway Street, Santa Monica, CA 90404.

 (2) The number of shares shown includes shares over which the person named has either sole or shared voting or investment power and shares as to which certain directors and executive officers disclaim beneficial ownership. The shares of the Common Stock which a person has the right to acquire within 60 days of March 20, 2000 and the shares of Common Stock underlying options that are vested as of March 20, 2000 or that will become vested within 60 days thereafter are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options or other rights, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. As a result, the aggregate percentage ownership of the Common Stock shown above may exceed 100 percent.

 (3) The Tracinda Group refers to, collectively, Tracinda Corporation ("Tracinda") and a Delaware corporation that is principally owned by Tracinda. All of the shares of the Common Stock held by the Tracinda Group are pledged to a group of banks to secure a syndicated credit facility to the Tracinda Group.

 (4) Includes: 2,000,000 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date.

 (5) Includes: 600,000 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date.

 (6) Includes: with respect to Messrs. Coppola, Davis, Mancuso and York 383, 158, 239, and 191 shares, respectively, of the Common Stock, representing in each case the estimated number of shares of the Common Stock, based on a per share price of $26.06 as of March 20, 2000, to be issued under the Director Plan (as defined in "--Director Compensation") within 60 days of March 20, 2000. See "--Director Compensation."

 (7) Mr. Kerkorian is the chief executive officer, president, and sole stockholder and director of Tracinda. Represents 179,276,977 shares of the Common Stock owned by the Tracinda Group.

 (8) Includes: 1,745,680 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date. Also includes 7,578 shares of the Common Stock owned by Mr. Mancuso's children and grandchildren as to which Mr. Mancuso disclaims beneficial ownership.

 (9) Includes: 114,369 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date, and 1,002 shares of the Common Stock allocated to Mr. Jones' account in the Savings Plan (as defined in "Benefit Plans--MGM Savings Plan") as of March 20, 2000.

(10) Includes: 85,959 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date and 1,072 shares of the Common Stock allocated to Mr. Taylor's account in the Savings Plan as of March 20, 2000.

(11) Includes: 31,022 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date and 942 shares of the Common Stock allocated to Mr. Brada's account in the Savings Plan as of March 20, 2000.

(12) Includes: 523,754 shares of the Common Stock underlying options vested as of March 20, 2000 or that will become vested within 60 days of such date and 867 shares of the Common Stock allocated to Mr. Pisano's account in the Savings Plan as of March 20, 2000. Also includes 7,052 shares of the Common Stock held by the Pisano Children's Trust as to which Mr. Pisano disclaims beneficial ownership.

Shareholders Agreement

  The following is a summary description of the material terms of the Amended and Restated Shareholders Agreement (the "Shareholders Agreement") dated as of August 4, 1997, as amended, by and among the Company, Metro-Goldwyn-Mayer Studios Inc. ("MGM Studios"), the Tracinda Group and the current and former executives specified on the signature pages thereto (such specified persons, collectively, "Executives"). This summary description does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive Shareholders Agreement, a copy of which is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1999. For purposes of the Shareholders Agreement, any shares of the Common Stock beneficially owned, directly or indirectly, by any member of the Tracinda Group will be deemed to be owned by Tracinda.

  Tag-Along Rights. The Tracinda Group has agreed to be bound by certain "tag-along" restrictions with respect to certain transfers of its shares of the Common Stock. Subject to certain exceptions, if any member of the Tracinda Group desires to transfer shares of the Common Stock beneficially owned by it, directly or indirectly, in whole or in part (a "Tag-Along Sale"), then each Executive shall have the right, but not the obligation, (i) to exercise certain options held by such Executive pursuant to the 1996 Incentive Plan (as defined below) to the extent required to realize the "tag-along" rights of such Executive and (ii) to elect that such member of the Tracinda Group be obligated to require, as a condition to such Tag-Along Sale, that the proposed purchaser purchase from each such electing Executive a proportional number of shares.

  Registration Rights. Subject to certain exceptions and conditions, the Tracinda Group and the Executives have the right to make up to three requests, in the case of the Tracinda Group, and up to two requests with respect to all of the Executives, for registration ("Demand Registration") under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Common Stock or certain other securities (the "Registrable Securities") held by them. Any request for a Demand Registration must include such Registrable Securities with an estimated value of no less than $50 million. Demand Registration requests may be for shelf registrations covering sales on a delayed or continuous basis.

  In addition, if the Company proposes to register any of its equity securities under the Securities Act (other than (a) a registration on Form S-4 or Form S-8 or (b) a registration in connection with a pro rata distribution of rights to subscribe for shares of the Common Stock), whether or not for sale for its own account, then, subject to certain exceptions and conditions, each member of the Tracinda Group and each of the Executives shall be entitled to request that the Registrable Securities of the same class beneficially owned by such party be included in such registration (a "Piggyback Registration").

  The Company will pay all of the expenses of any Demand or Piggyback Registration, including the fees and expenses of a single counsel retained by the selling stockholders; however, each selling stockholder will be responsible for the underwriting discounts and commissions and transfer taxes in connection with shares sold by such stockholder. Each selling stockholder and the underwriters through whom shares are sold on behalf of a selling stockholder will be entitled to customary indemnification from the Company against certain liabilities, including liabilities under the Securities Act.

  Certain Holdback Agreements. The Tracinda Group and each of the Executives have agreed, under certain circumstances, if requested by the Company or any managing underwriters of a registration of securities of the Company, not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities, for a period not to exceed the period commencing with the date seven days prior to and ending with the date 180 days after the effective date of any underwritten registration by the Company of the securities (except as part of such underwritten registration). The Company has agreed to a similar restriction (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms) and to use its best efforts to cause certain holders of its capital stock (other than in a registered public offering) to so agree.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The following table sets forth the name of each nominee (the "Nominee") for election as a director of the Company and provides information concerning such Nominee's principal occupation for at least the past five years, age as of March 20, 2000, and certain other matters. Directors of the Company hold office until the next annual meeting of stockholders, until their respective successors are duly qualified or until their earlier resignation or removal.

  The Nominees are all current members of the Board of Directors. All proxies received by the Board of Directors will be voted for such Nominees, unless directions to the contrary are given. In the event that any Nominee is unable to or declines to serve, an event that is not anticipated, the proxies will be voted for the election of another nominee designated by the Board of Directors or, if none is so designated, will be voted according to the judgment of the person or persons voting the proxy.

The Board of Directors recommends that stockholders vote "FOR" the Nominees.

             Name              Age Principal Occupation and Other Directorships
             ----              --- --------------------------------------------
 Alex Yemenidjian............   44 Mr. Yemenidjian has been Chairman of the
                                   Board and Chief Executive Officer of the
                                   Company since April 1999 and has been a
                                   director of the Company since November 1997.
                                   Mr. Yemenidjian currently serves as a
                                   director of MGM Grand, Inc., a position he
                                   has held since 1989. From July 1995 through
                                   December 1999 Mr. Yemenidjian served as
                                   President of MGM Grand, Inc. Mr. Yemenidjian
                                   has also served MGM Grand, Inc. in other
                                   capacities during such period, including as
                                   Chief Operating Officer from June 1995 until
                                   April 1999 and as Chief Financial Officer
                                   from May 1994 to January 1998. In addition,
                                   Mr. Yemenidjian served as an executive of
                                   Tracinda from January 1990 to January 1997
                                   and from February 1999 to April 1999.

 Christopher J. McGurk.......  43  Mr. McGurk has been Vice Chairman of the
                                   Board and Chief Operating Officer of the
                                   Company since April 1999. From November 1996
                                   until joining the Company, Mr. McGurk served
                                   in executive capacities with Universal
                                   Pictures, a division of Universal Studios
                                   Inc., most recently as President and Chief
                                   Operating Officer. Prior to joining
                                   Universal, Mr. McGurk served eight years in
                                   executive capacities at The Walt Disney
                                   Company, including as President, Motion
                                   Pictures Group, Walt Disney Studios from
                                   1994 to 1996 and as Executive Vice President
                                   and Chief Financial Officer from 1990 to
                                   1994.

 James D. Aljian.............  67  Mr. Aljian has been a director of the
                                   Company since October 1996. Mr. Aljian has
                                   served as an executive of Tracinda since
                                   October 1987. In addition, Mr. Aljian serves
                                   on the board of directors of MGM Grand, Inc.
                                   and on the shareholders' committee of
                                   DaimlerChrysler AG.

 Francis Ford Coppola........  60  Mr. Coppola has been a director of the
                                   Company since January 1998. Since 1993, Mr.
                                   Coppola has been the owner, Chairman and
                                   President of American Zoetrope, a film
                                   company based in San Francisco. Mr. Coppola
                                   is also a five-time Oscar-winning director,
                                   writer and producer. Mr. Coppola previously
                                   served on the board of directors of Metro-
                                   Goldwyn-Mayer Studios Inc. ("MGM Studios")
                                   from December 1993 to October 1996.

 Name                          Age Principal Occupation and Other Directorships
 ----                          --- --------------------------------------------
 Willie D. Davis.............  65  Mr. Davis has been a director of the Company since November 1998. Mr. Davis is President
                                   and a director of All-Pro Broadcasting,
                                   Inc., an AM and FM radio broadcasting
                                   company. Mr. Davis has served on the board
                                   of directors of MGM Grand, Inc. since 1989
                                   and serves on the boards of directors of
                                   Sara Lee Corporation, K-Mart Corporation,
                                   Johnson Controls, Inc., Alliance Bank, WICOR
                                   Inc., Dow Chemical Company, Checkers Drive-
                                   In Restaurants, Inc., Strong Fund and
                                   Bassett Furniture Industries, Incorporated.

 Alexander M. Haig, Jr. .....  75  Mr. Haig has been a director of and consultant to the Company since November
                                   1998. Mr. Haig is Chairman of Worldwide
                                   Associates Inc., an international business
                                   advisory firm. In addition, Mr. Haig has
                                   served on the board of directors and as a
                                   consultant to MGM Grand, Inc. since 1990 and
                                   serves on the boards of directors of America
                                   Online, Inc., Interneuron Pharmaceuticals,
                                   Inc., Preferred Employers Holdings, Inc. and
                                   U.S. Technologies, Inc.

 Kirk Kerkorian..............  82  Mr. Kerkorian has been a director of the
                                   Company since October 1996 and has had a
                                   professional relationship with MGM Studios
                                   and its predecessors for over 25 years. Mr.
                                   Kerkorian has served as Chief Executive
                                   Officer, President and sole director and
                                   stockholder of Tracinda for more than the
                                   past five years. In addition, Mr. Kerkorian
                                   serves on the board of directors of MGM
                                   Grand, Inc.

 Frank G. Mancuso............  66  Mr. Mancuso has been a director of the
                                   Company since October 1996. Mr. Mancuso was
                                   Chairman of the Board and Chief Executive
                                   Officer of the Company from October 1996 to
                                   April 1999 and was the Chairman of the Board
                                   and Chief Executive Officer of MGM Studios
                                   from July 1993 to April 1999. Prior to
                                   joining MGM Studios, Mr. Mancuso was
                                   Chairman and Chief Executive Officer of
                                   Paramount Pictures Corporation from
                                   September 1984 to May 1991, having served
                                   Paramount in numerous other capacities
                                   beginning in 1963. Mr. Mancuso serves on the
                                   board of directors of Digital Entertainment
                                   Network, Inc.

 Jerome B. York..............  61  Mr. York has been a director of the Company since October 1996. Mr. York is Chairman,
                                   President and Chief Executive Officer of
                                   MicroWarehouse, Inc., a reseller of computer
                                   hardware, software and peripheral products.
                                   Mr. York previously served as Vice Chairman
                                   of Tracinda from September 1995 to October
                                   1999. Prior to joining Tracinda, Mr. York
                                   served as Senior Vice President and Chief
                                   Financial Officer of IBM Corporation from
                                   May 1993 to September 1995 and as a director
                                   of IBM Corporation from January 1995 to
                                   September 1995. Prior thereto, Mr. York
                                   served as Executive Vice President-Finance
                                   and Chief Financial Officer of Chrysler
                                   Corporation from May 1990 to May 1993 and as
                                   a director of Chrysler Corporation from
                                   April 1992 to May 1993. In addition,
                                   Mr. York serves on the boards of directors
                                   of MGM Grand, Inc., Apple Computer, Inc. and
                                   Waste Management, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

  To the Company's knowledge (based solely upon a review of the copies of Section 16(a) reports furnished to the Company and representations that no other reports were required), during the year ended December 31,

1999, the Company's officers, directors and 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for one late filing by Tracinda relating to a single exempt transaction. See "Certain Relationships and Related Transactions--Sale of Unregistered Securities."

Information Regarding the Board of Directors and Certain Committees

  Board Meetings. The Board of Directors held four meetings and acted three times by written consent during 1999. All directors during 1999 attended at least 82 percent of the meetings of the Board of Directors and committees on which they served (held during the period for which they served). The Board of Directors does not have a standing nominating committee. The candidates for election at this Annual Meeting were nominated by the Board of Directors.

  Executive Committee. The Executive Committee of the Board of Directors of the Company (the "Executive Committee") was established on December 16, 1997 and currently consists of Messrs. Aljian, Coppola, Kerkorian, McGurk, Yemenidjian (Chairman) and York. The Executive Committee exercises all the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors, except as limited by the Delaware General Corporation Law (the "DGCL"). The Executive Committee held thirteen meetings and acted four times by written consent during 1999.

  Audit Committee. The Audit Committee of the Board of Directors of the Company (the "Audit Committee") was established on October 10, 1996 and currently consists of Messrs. Davis and Haig (Chairman). The function of the Audit Committee is to: (i) review and approve the selection of, and all services performed by, the Company's independent auditors; (ii) meet and consult with, and receive reports from, the Company's independent auditors, its financial and accounting staff and its internal audit department regarding internal controls; and (iii) review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member. The Audit Committee met four times during 1999.

  Finance Committee. The Finance Committee of the Board of Directors of the Company (the "Finance Committee") was established on November 12, 1998 and was discontinued in July 1999. It consisted of Messrs. Aljian, McGurk, Yemenidjian and York (Chairman). The Finance Committee exercised all the powers and authority of the Board of Directors with respect to the financial affairs of the Company during intervals between meetings of the Board of Directors or the Executive Committee, except as limited by the DGCL. The Finance Committee met five times during 1999.

  Compensation Committee; Subcommittees. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was established on November 7, 1997 and currently consists of Messrs. Davis, Haig and York (Chairman). The Compensation Committee is responsible for administering the Company's stock incentive plans and monitoring, reviewing, approving and making recommendations to the Board of Directors with respect to the Company's compensation policies, including the granting of awards under the incentive plans. See "Compensation Committee Report on Executive Compensation." The Compensation Committee met once during 1999 and acted by written consent 14 times.

  In April 1999, the Company formed the Performance-Based Compensation and
Section 16 Subcommittees of the Compensation Committee (the "Section 162(m) Subcommittee" and "Section 16 Subcommittee," respectively.) The Section 162(m) Subcommittee is responsible for granting awards under the Company's incentive plans and granting other compensation that is potentially subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Proposal 2--Approval and Ratification of the 2000 Employee Incentive Plan." The Section 162(m) Subcommittee currently consists of Messrs. Davis and York. The Section 16 Subcommittee acts on awards under the Company's 1996 Incentive Plan (as defined below) and other grants of stock-based compensation that are potentially subject to Section 16 of the Securities Exchange

Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The Section 16 Subcommittee currently consists of Messrs. Davis and Haig. The Section 162(m) and Section 16 Subcommittees held no meetings during 1999 and acted by written consent three times in the case of the Section 162(m) Subcommittee and twice in the case of the Section 16 Subcommittee.

  Bonus Plan Committee. The Bonus Plan Committee of the Board of Directors of the Company (the "Bonus Plan Committee") was established on November 7, 1997 and is comprised of the same members as the Compensation Committee. The Bonus Plan Committee, which is responsible for administering the Senior Management Bonus Plan (as defined below), met once and acted by written consent twice during 1999.

  Non-Employee Director Plan Committee. The Non-Employee Director Plan Committee of the Board of Directors of the Company (the "Director Plan Committee") is comprised of the Messrs. McGurk and Yemenidjian (Chairman). The Director Plan Committee is responsible for administering the 1998 Non-Employee Director Stock Plan (the "Director Plan"). No meetings of the Director Plan Committee were held during 1999. See "--Director Compensation."

Director Compensation

  Each director of the Company who is not a full-time employee of the Company (a "Non-Employee Director"), currently seven persons, is paid (i) $25,000 per annum for serving as a director of the Company, (ii) $15,000 per annum additional if such Non-Employee Director is a member of the Executive Committee, (iii) $2,000 per meeting (up to a maximum of $8,000 per annum) for attendance at Audit Committee meetings if such Non-Employee Director is a member of the Audit Committee, and (iv) $1,000 per meeting (up to a maximum of $4,000 per annum) for attendance at Compensation Committee and Bonus Plan Committee meetings if such Non-Employee Director is a member of the Compensation Committee or Bonus Plan Committee, as applicable. No additional compensation is paid for attendance at meetings of the Section 162(m) Subcommittee or Section 16 Subcommittee.

  Mr. Haig, a member of the Board of Directors of the Company, renders consulting services to the Company for which he receives fees at the rate of $50,000 per annum.

  Pursuant to the Director Plan, each Non-Employee Director is entitled to elect to receive all or a portion of the compensation received as a director ("Election Amount") in the form of shares of the Common Stock. Shares are issued under the Director Plan in equal quarterly installments (based on the Election Amount), and the actual number of shares of the Common Stock to be received by a Non-Employee Director will be determined based on the fair market value of the Common Stock on the date of issuance. Up to 100,000 shares of the Common Stock, subject to certain adjustments, have been reserved for issuance under the Director Plan. The Director Plan is administered by the Director Plan Committee, which has the power to amend the Director Plan, subject to certain limitations. For the 1999 plan year, commencing the day immediately following the 1999 annual meeting and ending on the date of the Annual Meeting, four Non-Employee Directors elected to participate in the Director Plan: Messrs. Coppola, Davis, Mancuso and York, and elected to receive 100%, 50%, 100% and 50%, respectively, of their annual compensation as a director in shares of the Common Stock. As of March 20, 2000, the Company had issued an aggregate of 7,499 shares of the Common Stock under the Director Plan as follows: 1,759 shares were issued to Mr. Aljian, 1,452 shares were issued to Mr. Coppola, 1,120 shares were issued to Mr. Davis, 907 shares were issued to Mr. Mancuso, and 2,261 shares were issued to Mr. York.

  In addition, Non-Employee Directors receive reimbursement for out-of-pocket expenses in attending meetings of the Board of Directors and any committees thereof on which they serve. See "Certain Relationships and Related Transactions" for a description of certain transactions involving directors or their affiliates and the Company.

                            EXECUTIVE COMPENSATION

Executive Compensation Summary

  Compensation Summary. The following table sets forth the cash and other compensation (including cash bonuses) paid or awarded by the Company for the fiscal years ended December 31, 1999, 1998 and 1997, as applicable, to the "Named Executive Officers," consisting of: (i) Messrs. Yemenidjian and McGurk, who became executive officers of the Company in April 1999; (ii) Mr. Mancuso, who served as Chairman of the Board and Chief Executive Officer until April 1999; (iii) the other three most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1999 (together with Messrs. Yemenidjian and McGurk, the "Current Executive Officers"); and
(iv) one person who would have been among the four most highly compensated executive officers in 1999 but for the fact that he was no longer serving as an executive officer of the Company on December 31, 1999 (together with Mr. Mancuso, the "Former Executive Officers").

                          Summary Compensation Table

                                                                               Long-Term
                                            Annual Compensation               Compensation
                                   -------------------------------------  -----------------------
                                                                                       Securities
                                                                            Bonus      Underlying
                                                          Other Annual    Interests     Options          All Other
 Name and Principal Position  Year Salary ($) Bonus ($) Compensation ($)   (#)(1)        (#)(2)       Compensation ($)
 ---------------------------  ---- ---------- --------- ----------------  ---------    ----------     ----------------
Current Executive Officers
Alex Yemenidjian(3).......... 1999 $1,576,923  $   --      $     --            --      10,000,000        $ 164,670(4)
 Chairman of the Board and
 Chief Executive Officer

Christopher J. McGurk(5)..... 1999  1,238,462      --            --            --       3,000,000        9,012,500(6)
 Vice Chairman of the
 Board and Chief Operating
 Officer

William A. Jones............. 1999    644,927      --            --            --             --            27,595(7)
 Senior Executive Vice        1998    598,325      --            --            --         159,584           27,595
 President and Secretary      1997    546,626      --            --         74,209        159,584           34,309

Daniel J. Taylor(8).......... 1999    774,254      --            --            --             --             6,400(10)
 Senior Executive Vice        1998    573,161   45,333           --         29,292(9)     179,168           69,293
 President and Chief          1997    153,192   41,667           --         54,042        116,250           67,539
 Financial Officer

Robert Brada(11)............. 1999    444,738      --            --            --             --             6,400(13)
 Executive Vice President and 1998    327,301   50,000           --         40,584(12)     87,292            6,400
 General Counsel

Former Executive Officers
Frank G. Mancuso(14)......... 1999  2,315,331      --            --            --       1,745,680(17)    2,965,186(18)
 Chairman of the Board and    1998  2,020,400      --      3,000,000(15)       --             --           122,185
 Chief Executive Officer      1997  2,020,400      --      5,780,769(16)   811,756      1,745,680          168,228

A. Robert Pisano(19)......... 1999    760,388      --            --            --             --         3,932,936(20)
 Vice Chairman of the         1998    965,600  750,000           --            --         523,754           17,085
 Board                        1997    965,600  750,000           --        243,544        523,754           17,085

--------
 (1) Except as otherwise footnoted, such number represents, with respect to 1997, the number of Bonus Interests (as such term is defined below) granted pursuant to the Senior Management Bonus Plan after giving effect to (i) the cancellation in November 1997 of the bonuses which had been granted under the predecessor plan and (ii) the Bonus Interest Amendment (as such term is defined below). Each Bonus Interest entitles the participant to receive up to $24.00 under certain circumstances. In connection with the

     Bonus Interest Amendment, the trigger and ceiling prices (as such terms are defined below) of 243,544, 74,209 and 54,042 Bonus Interests granted to Messrs. Pisano, Jones and Taylor, respectively, were reduced. See "-- Incentive and Bonus Plans--Senior Management Bonus Plan." Pursuant to a consulting agreement between the Company and Mr. Mancuso (the "Mancuso Consulting Agreement") effective as of August 20, 1999, the trigger and ceiling prices of 811,756 Bonus Interests granted to Mr. Mancuso were reduced. See "--Employment Agreement--Frank G. Mancuso."

 (2) Except as otherwise footnoted, (i) with respect to 1997, certain options granted under the 1996 Incentive Plan were canceled and regranted in connection with the Options Repricing (as such term is defined below) and
     (ii) with respect to 1998, such number includes (without double counting) the number of options re-granted pursuant to the 1996 Incentive Plan in connection with the Options Repricing as follows: 261,877, 79,792, 121,043 and 26,000 Series A Options and 261,877, 79,792, 58,125 and 0
     Series B Options granted to Messrs. Pisano, Jones, Taylor and Brada, respectively. See "--Incentive and Bonus Plans--1996 Incentive Plan" and "Incentive and Bonus Plans--October 1998 Repricings."

 (3) Mr. Yemenidjian was appointed as Chairman of the Board and Chief Executive Officer of the Company effective April 26, 1999. Accordingly, the amounts shown in the table above with respect to "Annual
     Compensation" for 1999 are for a period of less than a full year.

 (4) Includes $138,670 in moving allowance and reimbursement of moving expenses incurred by Mr. Yemenidjian in connection with his relocation to Los Angeles and $26,000 in fees paid to Mr. Yemenidjian in 1999 for service on the Board of Directors and its committees prior to his appointment as Chairman and Chief Executive Officer.

 (5) Mr. McGurk was appointed as Vice Chairman of the Board and Chief Operating Officer of the Company on April 28, 1999. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" for 1999 are for a period of less than a full year.

 (6) Includes, pursuant to his employment agreement, (i) $7,312,500, representing the dollar value of 500,000 shares of the Common Stock awarded to Mr. McGurk on April 30, 1999 and (ii) a one-time signing bonus of $1,700,000. See "--Employment Agreements--Christopher J. McGurk."

 (7) Includes a matching contribution of $6,400 paid by the Company for the benefit of Mr. Jones under the Savings Plan and $21,195 in life insurance premiums paid by the Company for the benefit of Mr. Jones. See "-- Employment Agreements--William A. Jones."

 (8) Mr. Taylor was hired by the Company as Executive Vice President-Corporate Finance in August 1997 and was appointed as Senior Executive Vice President and Chief Financial Officer on June 15, 1998. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" for 1997 are for a period of less than a full year.

 (9) In connection with his appointment as Senior Executive Vice President and Chief Financial Officer on June 15, 1998, Mr. Taylor was granted the Taylor Additional Bonus (as defined below), which is equivalent to 29,292 Bonus Interests, after giving effect to the Bonus Interest Amendment, and is only payable in certain circumstances. See "--Employment Agreements-- Daniel J. Taylor."

(10) Represents a matching contribution of $6,400 paid by the Company for the benefit of Mr. Taylor under the Savings Plan. See "--Employment Agreements--Daniel J. Taylor."

(11) Mr. Brada was hired by the Company in June 1995. On January 8, 1999, Mr. Brada was determined by the Board of Directors to be an "executive officer" of the Company, as such term is defined in the Exchange Act.

(12) In connection with his appointment as Executive Vice President on June 1, 1998 and as Executive Vice President and General Counsel on August 21, 1998, Mr. Brada was granted the Brada Additional Bonus (as defined below), which is equivalent to 40,584 Bonus Interests, after giving effect to the Bonus Interest Amendment, and is only payable in certain circumstances. See "--Employment Agreements--Robert Brada."

(13) Represents a matching contribution of $6,400 paid by the Company for the benefit of Mr. Brada under the Savings Plan. See "--Employment Agreements--Robert Brada."

(14) Mr. Mancuso resigned as Chairman of the Board and Chief Executive Officer effective April 26, 1999.

(15) Represents the annual stock purchase payment paid in advance in 1998 for the period of November 18, 1998 to November 17, 1999 to Mr. Mancuso pursuant to his employment agreement, out of the after-tax proceeds of which he was required to purchase shares of the Common Stock at a purchase price equal to the fair market value of such shares. See "-- Employment Agreements--Frank G. Mancuso."

(16) Includes (i) the portion of the annual stock purchase payment for the period of January 1, 1997 to November 17, 1997 and (ii) the annual stock purchase payment paid in advance in 1997 for the period of November 18, 1997 to November 17, 1998 to Mr. Mancuso pursuant to his employment agreement, out of the after-tax proceeds of which he was required to purchase shares of the Common Stock at a purchase price of $24.00 per share. See "--Employment Agreements--Frank G. Mancuso."

(17) Pursuant to the Mancuso Consulting Agreement, effective as of August 20, 1999, 872,840 Series A Options and 872,840 Series B Options granted to Mr. Mancuso in 1997 were canceled and regranted (the "Mancuso Options Repricing"). With respect to 1999, such number includes (without double counting) the number of options regranted pursuant to the Mancuso Consulting Agreement.

(18) Includes (i) $3,000,000 paid as consulting fees pursuant to the Mancuso Consulting Agreement and (ii) a refund of $34,814 previously paid by the Company as life insurance premiums for the benefit of Mr. Mancuso. See "--Employment Agreements--Frank G. Mancuso."

(19) Mr. Pisano resigned as Vice Chairman and as a member of the Board of Directors effective April 26, 1999. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" for 1999 are for a period of less than a full year.

(20) Includes (i) $3,915,851 paid to Mr. Pisano in connection with the termination of his employment agreement, (ii) a matching contribution of $6,400 paid by the Company for the benefit of Mr. Pisano under the Savings Plan and (iii) $10,685 in life insurance premiums paid by the Company for the benefit of Mr. Pisano. See "--Employment Agreements--A. Robert Pisano."

  Option Grants and Long Term Incentive Awards. The following table sets forth information with respect to grants of employee stock options issued by the Company to the Named Executive Officers for the fiscal year ended December 31, 1999. See "--Incentive and Bonus Plans--1996 Incentive Plan."

             Option Grants in Fiscal Year Ended December 31, 1999

                                      Individual Grants
                         -----------------------------------------------
                                        Percent of                         Potential Realizable Value at
                           Shares      Total Options                       Assumed Annual Rates of Stock
                         Underlying     Granted to   Exercise              Price Appreciation For Option
                          Options      Employees in  or Base                        Term ($)(2)
                          Granted       Fiscal Year   Price   Expiration ---------------------------------
          Name              (#)           (%)(1)      ($/sh)     Date        0%         5%         10%
          ----           ----------    ------------- -------- ---------- ---------- ---------- -----------
Current Executive
 Officers
Alex Yemenidjian........ 5,000,000         27.9%      $14.90   4/29/09   $      --  39,500,000 l07,050,000
                         5,000,000(3)      27.9        30.00   4/29/09                     --   31,550,000
Christopher J. McGurk... 1,500,000          8.4        14.90   4/29/09          --  11,850,000  32,115,000
                         1,500,000(3)       8.4        30.00   4/29/09          --         --    9,465,000
William A. Jones........       --           --           --        --           --         --          --
Daniel J. Taylor........       --           --           --        --           --         --          --
Robert Brada............       --           --           --        --           --         --          --

Former Executive
 Officers
Frank G. Mancuso........ 1,745,680(4)       9.7        14.90   10/9/06    3,456,446 13,773,415  24,195,125
A. Robert Pisano........       --           --           --        --           --         --          --

--------
(1) Based on a total of 17,944,630 stock options granted pursuant to the 1996 Incentive Plan during the fiscal year ended December 31, 1999, including the 1,745,680 options that were canceled and regranted in connection with the Mancuso Consulting Agreement.

(2) The fair market value of the Common Stock was (i) $14.00 per share at the time of the option grants to Messrs. Yemenidjian and McGurk and (ii) $16.88 at the time of the Mancuso Options Repricing, in each case based on the closing sale price per share of the Common Stock on the New York Stock Exchange (as reported by the Dow Jones News Retrival) on April 29, 1999 and August 20, 1999, respectively. Potential gains, if any, are net of exercise price, but before taxes associated with exercise. The 0 percent, 5 percent and 10 percent assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "Commission"). There can be no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the remaining option term will be at the assumed 0 percent, 5 percent and 10 percent levels or at any other defined level.

(3) These options are premium-priced options with an exercise price that was approximately 214% of the fair market value of the underlying shares of Common Stock at the time of grant.

(4) These options were initially granted prior to 1999 and were canceled and regranted in connection with the Mancuso Consulting Agreement in August 1999. See "--Employment Agreements--Frank G. Mancuso." At the time of the Mancuso Options Repricing, the fair market value of the underlying shares of Common Stock was above the new exercise price.

  The following table sets forth information with respect to the ownership and value of options as of December 31, 1999 held by the Named Executive Officers. No Named Executive Officer exercised any options during the fiscal year ended December 31, 1999.

      Aggregated Option Exercises in Fiscal Year Ended December 31, 1999
                   and Option Values as of December 31, 1999

                            Securities Underlying Unexercised Value of Unexercised In-The-Money
                             Options at December 31, 1999(1)   Options at December 31, 1999(2)
                            --------------------------------- ---------------------------------
   Name                     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
   ----                     --------------- ----------------- --------------- -----------------
   Current Executive
    Officers
   Alex Yemenidjian........          --        10,000,000(3)    $      --        $43,300,000
   Christopher J. McGurk...          --         3,000,000(3)           --         12,990,000
   William A. Jones........       50,527          109,059          437,547           944,451
   Daniel J. Taylor........       43,903          135,265          380,200         1,171,395
   Robert Brada............       16,598           70,694          143,739           612,210
   Former Executive
    Officers
   Frank G. Mancuso........    1,745,680              --        15,117,589               --
   A. Robert Pisano........      523,754              --         4,535,710               --

--------
(1) Represents the total number of options granted to the Named Executive Officers under the 1996 Incentive Plan. Unless otherwise indicated, all options listed above are exercisable at $14.90 per share of the Common Stock, after giving effect to the Options Repricing and the Mancuso Options Repricing. Such options generally vest over a period of five years. See "--Incentive and Bonus Plans--October 1998 Repricings" and "-- Employment Agreements--Frank G. Mancuso."

(2) The closing sale price of the Common Stock on the NYSE, as reported by the Dow Jones News Retrieval, on December 31, 1999 was $23.56 per share. Pursuant to the Options Repricing and the Mancuso Options Repricing, the exercise price of certain options was reduced from $24.00, $21.50 or $20.00 to $14.90. See "--Incentive and Bonus Plans" and "--Employment Agreements--Frank G. Mancuso."

(3) Fifty percent of the options represented hereby are exercisable at $14.90 per share and fifty percent at $30.00 per share.

                          Ten-Year Option Repricings

                                                                                         Length of
                                               Closing Market                              Option
                                     Shares    Price of Common                              Term
                                   Underlying   Stock on Date                            Remaining
                                    Options     of Repricing   Old Exercise New Exercise on Date of
          Name             Date   Repriced (#)       ($)        Price ($)   Price ($)(1) Repricing
          ----           -------- ------------ --------------- ------------ ------------ ----------
Current Executive
 Officers
Alex Yemenidjian........                 --           --             --           --            --
Christopher J. McGurk...                 --           --             --           --            --
William A. Jones........ 10/26/98    159,584       $ 9.06         $24.00       $14.90     96 Months
Daniel J. Taylor........ 10/26/98    116,250         9.06          24.00        14.90    106 Months
                                      62,918         9.06          24.00        14.90    118 Months
Robert Brada............ 10/26/98     15,600         9.06          20.00        14.90    109 Months
                                      10,400         9.06          21.50        14.90    117 Months
Former Executive
 Officers
Frank G. Mancuso........  8/20/99  1,745,680        16.88          24.00        14.90     86 Months
A. Robert Pisano........ 10/26/98    523,754         9.06          24.00        14.90     96 Months

--------
(1) The exercise price of the options granted in connection with the Options Repricing and the Mancuso Options Repricing was determined by the Compensation Committee of the Board of Directors of the Company and subsequently approved by each of the subcommittees thereof.

  The following table sets forth information with respect to grants of Bonus Interests under the Senior Management Bonus Plan and other long term incentive compensation for the fiscal year ended December 31, 1999 to the Named Executive Officers. See "--Incentive and Bonus Plans--Senior Management Bonus Plan."

   Long-Term Incentive Plans--Awards in Fiscal Year Ended December 31, 1999

                                      Number of Shares,   Performance or Other
                                       Units or Other         Period Until
     Name                               Rights (#)(1)   Maturation or Payout (2)
     ----                             ----------------- ------------------------
     Current Executive Officers
     Alex Yemenidjian................          --                    --
     Christopher J. McGurk...........          --                    --
     William A. Jones................          --                    --
     Daniel J. Taylor................          --                    --
     Robert Brada....................          --                    --
     Former Executive Officers
     Frank G. Mancuso................      811,756             24 Months
     A. Robert Pisano................          --                    --

--------
(1) Represents the number of Bonus Interests granted in 1997, the terms of which were amended in August 1999 pursuant to the Mancuso Consulting Agreement to lower the trigger price from $24.00 to $14.90 and the ceiling price from $48.00 to $29.80, while maintaining the maximum value of each Bonus Interest at $24.00.

(2) As of December 31, 1999. Bonus Interests generally vest over a period of five years and are only payable in certain circumstances. See "--Incentive and Bonus Plans--Senior Management Bonus Plan."

  Pension Plans. The Company maintains a retirement plan (the "MGM Retirement Plan"), which covers substantially all of the employees of the Company. See "Benefit Plans--MGM Retirement Plan." The Company also has entered into the MGM Supplemental Executive Retirement Agreement dated April 22, 1996, as amended and restated as of July 18, 1997 (the "Supplemental Executive Retirement Agreement"), with Mr. Pisano. See "--Employment Agreements--A. Robert Pisano." The following table sets forth estimated annual benefits payable upon retirement with regard to the MGM Retirement Plan.

                              Pension Plan Table

                                                   Years of Service(1)
                                         ---------------------------------------
     Remuneration(2)                       15      20      25      30      35
     ---------------                     ------- ------- ------- ------- -------
     $ 50,000........................... $11,625 $15,500 $19,375 $23,250 $27,125
      100,000...........................  24,688  32,918  41,147  49,377  57,606
      150,000...........................  38,938  51,918  64,897  77,877  90,856
      160,000...........................  41,788  55,718  69,647  83,577  97,506
      200,000...........................  41,788  55,718  69,647  83,577  97,506

--------
(1) As of March 20, 2000, Messrs. Yemenidjian, McGurk, Jones, Taylor and Brada were credited with 0, 0, 17, 8, and 4 years of service, respectively. On April 26, 1999, the date of their respective resignations, Messrs. Mancuso and Pisano were each credited with 5 years of service.

(2) The compensation covered by the MGM Retirement Plan includes base salary only. The pension to which a participant is entitled is an annual amount equal to (i) 1.55 percent of annual base salary up to the Social Security wage base ($72,600 for 1999), plus 1.9 percent of annual base salary above the Social Security wage base up to the maximum allowable under the MGM Retirement Plan (currently $170,000 per year) for each year of credited service up to 35 years, plus (ii) 1.55 percent of total annual base salary up to the maximum allowable under the MGM Retirement Plan for each year of service in excess of 35. Benefits become vested upon completion of five years of service. For each of the Named Executive Officers currently employed by the Company, the current compensation covered by the MGM Retirement Plan is the maximum allowable under the MGM Retirement Plan, which is substantially less than the annual compensation for each such Named Executive Officer listed in the "Salary" column of the Summary Compensation Table.

Incentive and Bonus Plans

  1996 Incentive Plan. The Company has an Amended and Restated 1996 Stock Incentive Plan (the "1996 Incentive Plan"). Awards under the 1996 Incentive Plan are generally not restricted to any specific form or structure and may include, without limitation, qualified or non-qualified stock options, incentive stock options, restricted stock awards and stock appreciation rights (collectively, "Awards"). Awards may be conditioned on continued employment, have various vesting schedules and accelerated vesting and exercisability provisions in the event of, among other things, a change in control of the Company. The 1996 Incentive Plan is administered by the Compensation Committee, which has broad authority to amend the plan.

  An aggregate of 8,125,065 shares of the Common Stock was originally reserved and authorized for issuance under the 1996 Incentive Plan. An additional 21,874,935 shares (for an aggregate of 30,000,000 shares) were subsequently reserved and authorized for issuance under the 1996 Incentive Plan. As of December 31, 1999, 500,000 shares of the Common Stock had been issued pursuant to Awards (of which 177,500 were subsequently reacquired by the Company as treasury shares) and options to purchase 23,141,987 shares of the Common Stock were outstanding. Of the outstanding options, 21,005,261 are held by the Named Executive Officers and certain other current and former senior employees (the "Executive Options") and 2,136,726 are held by approximately 390 other employees of the Company (the "Employee Options"). All of the outstanding options generally vest over a period of five years and are not exercisable unless vested. In addition, 1,0l9,818 of the Executive Options cannot be exercised until December 31, 2001 (subject in each case to early vesting and, depending on the circumstances, early exercisability in certain events, including the death or permanent disability of the optionee, termination of the optionee's employment under certain circumstances or a "Designated Change in Control" of the Company (as defined in the 1996 Incentive Plan)).

  Of the Executive Options, 12,722,575 are exercisable at $14.90, 7,750,000 are exercisable at $30.00, 358,336 are exercisable at $24.00, 25,600 are exercisable at $17.13, 125,000 are exercisable at $15.63 and 23,750 are exercisable at $15.50. Of the Employee Options, 1,663,226 are exercisable at $14.90, 115,400 are exercisable at $17.88, 69,600 are exercisable at $17.06,
73,400 are exercisable at $15.50 and 215,100 are exercisable at $11.38. As of December 31, 1999, 5,444,676 Executive Options were vested (or would vest within 60 days), of which 4,826,911 Executive Options were exercisable (or would become exercisable within 60 days), and 542,376 Employee Options were vested and exercisable (or would vest and become exercisable within 60 days).

  The foregoing description of the 1996 Incentive Plan and the Options Repricing is qualified in all respects by the actual provisions of the 1996 Incentive Plan and the form of Executive Option Exchange Agreement which are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

  Senior Management Bonus Plan. The Company has a Senior Management Bonus Plan (the "Senior Management Bonus Plan") under which 2,420,685 bonus interests ("Bonus Interests") have been granted to 18 present or former executives and senior employees of the Company ("Bonus Interest Participants"). The Senior Management Bonus Plan is administered and may be amended by the Bonus Plan Committee of the Board of Directors; provided, however, that the Senior Management Bonus Plan may only be amended with the consent of the Board of Directors of the Company and persons then holding a majority in interest of the outstanding Bonus Interests.

  Subject to certain vesting and other requirements, each Bonus Interest held by a Bonus Interest Participant whose Bonus Interests have been repriced (a "Bonus Interest Repricing Participant") entitles the holder to receive a cash payment if the average of the closing prices of the Common Stock during the 20 trading days plus, in certain circumstances, per share distributions on the Common Stock (together, the "Price") preceding a Determination Date (defined below) is greater than $14.90 (i.e., the "trigger price") and less than $29.80
(i.e., the "ceiling price") (adjusted for stock splits, reverse stock splits and similar events). With respect to Bonus Interests held by all others, each Bonus Interest entitles the holder to receive a cash payment if the Price preceding a Determination Date is greater than $24.00 and less than $48.00 (adjusted for stock splits, reverse stock splits and similar events). The cash payment will be equal to (A) the vested portion of the Bonus Interests on the Determination Date multiplied by (B) the amount by which the Price on the Determination Date is less than $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, multiplied by
(C) 1.61, with respect to the Bonus Interest Repricing Participants only. In each case, a maximum of $24.00 per Bonus Interest may be received by the holder thereof. Once a payment is made in respect of the vested portion of a Bonus Interest, no further payment is due in respect of that portion. If at any Determination Date the Price equals or exceeds $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, no payment will thereafter be due in respect of any then-vested portion of a Bonus Interest.

  "Determination Dates" occur on June 30 and December 31 of each year, commencing December 31, 2001 and ending December 31, 2006 and will also occur upon a "Designated Change in Control" (as defined in the Senior Management Bonus Plan) or the taking of any action for the dissolution or liquidation of the Company (each a "Special Circumstance"). In addition, with respect to the applicable Bonus Interest Repricing Participant only, a Determination Date shall occur in the event of a termination of such Bonus Interest Repricing Participant's employment due to death or "Permanent Disability" (as defined in the Senior Management Bonus Plan), if such death or Permanent Disability shall have occurred prior to December 31, 2001, by the Company for "Cause" or by such Bonus Interest Repricing Participant without "Good Reason" (each as defined in the Senior Management Bonus Plan).

  Bonus Interests generally vest 20 percent on the first anniversary of the date of their grant and approximately 1.67 percent each month thereafter. The Senior Management Bonus Plan provides for accelerated vesting and payment in the event of a Special Circumstance (with payment at discounted present value in the event payment is made in connection with a Designated Change in Control which occurs prior to December 31, 2001), accelerated vesting in the event of termination of employment in certain circumstances and payment at discounted present value, for the Bonus Interest Repricing Participant involved, in the event of death or Permanent Disability.

  The foregoing description of the Senior Management Bonus Plan is qualified in all respects by the actual provisions of the Senior Management Bonus Plan and the form of Bonus Interest Amendment which are filed as exhibits to the 10-K for the fiscal year ended December 31, 1998.

  In addition, the Company has granted the Taylor Additional Bonus and Brada Additional Bonus (each as defined below), each of which is based on the value of Bonus Interests and is only payable in certain circumstances.

  October 1998 Repricings. In October 1998, the Compensation and Bonus Plan Committees approved, and the Section 162(m) Subcommittee, the Board of Directors and the Company's stockholders subsequently affirmed and ratified, the Options Repricing and an amendment to the Bonus Interest Agreements (the "Bonus Interest Amendment," collectively, with Options Repricing, the "October 1998 Repricings"), which included (i) the cancellation of stock options previously granted to Messrs. Pisano, Jones, Taylor and Brada (with respect to the Named Executive Officers) at exercise prices between $20.00 and $24.00 per share and to certain other executives and employees of the Company at various prices from $19.63 to $24.00 and the grant of new stock options at an exercise price of $14.90 per share and (ii) the amendment of the terms of the Bonus Interests (or certain bonus arrangements based on the value of the Bonus Interests) of the Bonus Interest Repricing Participants to reduce the trigger and ceiling payment thresholds from $24.00 and $48.00 per share, respectively, to $14.90 and $29.80 per share, while maintaining the maximum value of each Bonus Interest (or bonus equivalent) at $24.00. No changes were made to the vesting schedule or expiration date or any other provision of such stock options or Bonus Interests.

Employment Agreements

 Current Executive Officers

  Alex Yemenidjian. The Company entered into an employment agreement with Mr. Yemenidjian effective as of April 26, 1999, which provides that he will serve as Chairman of the Board and Chief Executive Officer for an initial term that ends on April 30, 2004. Pursuant to the agreement, Mr. Yemenidjian is entitled to a current annual salary of $2,500,000, an annual discretionary bonus until the adoption of the 2000 Employee Incentive Plan and thereafter an annual performance-based bonus determined in accordance with the 2000 Employee Incentive Plan. See "Proposal 2--Approval and Ratification of the 2000 Employee Incentive Plan." Mr. Yemenidjian also received options under the 1996 Incentive Plan to purchase 10,000,000 shares of the Common Stock, consisting of 5,000,000 shares with an exercise price of $14.90 per share and 5,000,000 shares with an exercise price of $30.00 per share. Twenty percent of the stock options vest on April 30, 2000 and vest thereafter at the rate of approximately 1.67 percent per month until fully vested. If Mr. Yemenidjian's employment is terminated without cause, if he terminates the agreement for "good reason" or in the event of a "Designated Change in Control," his stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  Christopher J. McGurk. The Company entered into an employment agreement with Mr. McGurk effective as of April 28, 1999, which provides that he will serve as Vice Chairman of the Board and Chief Operating Officer for an initial term which ends on April 30, 2004. Pursuant to the agreement, Mr. McGurk is entitled to a current annual salary of $2,000,000, which will increase by $75,000 in April of each year for four years, an annual discretionary bonus until the adoption of the 2000 Employee Incentive Plan and thereafter an annual performance-based bonus determined in accordance with the 2000 Employee Incentive Plan. See "Proposal 2--Approval and Ratification of the 2000 Employee Incentive Plan." In addition, Mr. McGurk received a one-time signing bonus of $1,700,000 and an award of 500,000 shares of the Common Stock.
Mr. McGurk also received options under the 1996 Incentive Plan to purchase 3,000,000 shares of the Common Stock, consisting of 1,500,000 shares with an exercise price of $14.90 per share and 1,500,000 shares with an exercise price of $30.00 per share. Twenty percent of the stock options vest on April 30, 2000 and vest thereafter at the rate of approximately 1.67 percent per month until fully vested. If Mr. McGurk's employment is terminated without cause or if he terminates the agreement for "good reason" or in the event of a "Designated Change in Control," his stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  William A. Jones. The Company entered into an employment agreement with Mr. Jones effective as of October 10, 1996, as amended as of July 16, 1999, which provides that he will serve as Senior Executive Vice President for an initial term which ends on October 9, 2001. The Company has an option exercisable on or before six months prior to the expiration of the initial term to extend the term of the agreement for three additional years. Pursuant to the agreement, as amended, Mr. Jones is entitled to a current annual salary of $650,000, subject to adjustment as determined by the Company, and an annual discretionary bonus. The Company is also obligated to maintain a term life insurance policy in the face amount of $2 million on Mr. Jones' life for his benefit. If Mr. Jones' employment is terminated without cause or if he terminates the agreement for "good reason," his stock options and Bonus Interests under the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately and he will be entitled to receive all insurance benefits for the remainder of the term of the employment agreement plus (1) if the option has been timely exercised at the time of such termination, the net present value of the sum of the annual salary through the entire remaining term of the employment agreement or (2) if the option has not been timely exercised at the time of such termination, a liquidated sum equal to the amount he would have been entitled to receive had such termination occurred as of June 30, 1999. As of December 31, 1999, the amount payable to Mr. Jones in the event of such circumstances would be $1,349,799.

  Daniel J. Taylor. The Company entered into an employment agreement with Mr. Taylor effective as of August 1, 1997, as amended as of June 15, 1998, which provides that he will serve as Senior Executive Vice

President and Chief Financial Officer for an initial term which ends on June 14, 2003. Pursuant to the agreement, as amended, Mr. Taylor is entitled to a current annual salary of $800,000, which will increase by $50,000 in October of each year for three years, and an annual discretionary bonus. In addition, Mr. Taylor may receive an additional bonus (the "Taylor Additional Bonus"), payable only in the event of a Designated Change in Control (as defined in the 1996 Incentive Plan). The amount of the Taylor Additional Bonus will be determined as of the day before, and will be payable within five business days from and after, a Designated Change in Control and will otherwise be equivalent to the amount which would have been received with respect to 29,292 Bonus Interests on such date, after giving effect to the Bonus Interest Amendment, had such Bonus Interests been granted to Mr. Taylor in August 1997. If Mr. Taylor's employment is terminated without cause by the Company or if he terminates the agreement for "good reason," his stock options and Bonus Interests under the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately and he will be entitled to receive the net present value of the sum of the annual salary through the entire remaining term of the employment agreement and all insurance benefits for the remainder of the term of the employment agreement. As of December 31, 1999, the amount payable to Mr. Taylor in the event of such circumstances would be approximately $2,754,184.

  Robert Brada. The Company entered into an employment agreement with Mr. Brada effective as of June 1, 1995, as amended as of June 1, 1998 and as of August 21, 1998, which provides that he will serve as Executive Vice President and General Counsel for an initial term which ends on May 31, 2001. Pursuant to the agreement, as amended, Mr. Brada is entitled to a current annual salary of $446,250, subject to increase as determined by the Company on or about August 2, 2000 and an annual discretionary bonus. In addition, Mr. Brada will receive a bonus (the "Brada Additional Bonus"), payable only in the event of a Designated Change in Control (as defined in the 1996 Incentive Plan) or certain other major corporate events. The amount of the Brada Additional Bonus shall be determined as of the day before, and shall be payable within five business days from and after, a Designated Change in Control or other major corporate event and shall otherwise be equivalent to the amount which would have been received with respect to 40,584 Bonus Interests on such date, after giving effect to the Bonus Interest Amendment, had such Bonus Interests been granted to Mr. Brada in October 1996. If Mr. Brada's employment is terminated without cause or if he terminates the agreement for "good reason," his stock options and Bonus Interests under the 1996 Incentive Plan and, under certain circumstances, the Brada Additional Bonus, will vest immediately and he will be entitled to continue to receive the salary through the entire remaining term of the employment agreement.

  Each of the above named executives also is entitled to receive certain other benefits, which may include medical insurance and participation in the benefit plans which the Company provides for its senior officers generally.

 Former Executive Officers

  Frank G. Mancuso. The Company entered into an employment agreement with Frank G. Mancuso effective as of October 10, 1996, as amended as of August 4, 1997, which provided that he would serve as Chairman of the Board and Chief Executive Officer for an initial term ending on October 10, 2001.
The employment agreement entitled Mr. Mancuso to an annual base salary of $2 million, subject to increase at the discretion of the Board of Directors, and an annual stock purchase payment of $3 million (payable annually in advance), out of the after tax proceeds of which he was required to purchase shares of the Common Stock. Such purchases were at a price of $24.00 per share until November 17, 1998. Thereafter, such purchases were at the fair market value of such shares. In addition, Mr. Mancuso was entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the Company's 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provided for its senior officers generally, and other benefits customarily afforded to executives of similar stature in the motion picture industry. The Company was also obligated to maintain a five-year, reducing-term life insurance policy in the initial face amount of $25 million on Mr. Mancuso's life for his benefit. Pursuant to his employment agreement, Mr. Mancuso holds stock options to purchase shares of the Common Stock and Bonus Interests. In part to induce him to enter into his employment agreement, in October 1996 Mr. Mancuso received 63,751 shares of the Common Stock and $1,020,000 in cash. Mr. Mancuso resigned as Chairman of the Board and Chief Executive Officer on April 26, 1999 but remained as a director.

  Effective as of August 20, 1999, the Company and Mr. Mancuso entered into the Mancuso Consulting Agreement, which provides that Mr. Mancuso will serve as a non-exclusive consultant for a term commencing May 1, 1999 and ending October 10, 2001. Mr. Mancuso is entitled to an annual base consulting fee of $2 million and additional payments of $3 million on November 18, 1999 and $2,688,525 on November 18, 2000, all such amounts subject to acceleration and payment of the net present value of the remaining payments in a lump sum in certain circumstances. The Mancuso Consulting Agreement also provides for a repricing of Mr. Mancuso's stock options from $24.00 to $14.90 per share, all of which became fully vested and immediately exercisable, and Bonus Interests, the trigger price of which was reduced from $24.00 per bonus interest to $14.90 and the ceiling price from $48.00 to $29.80 (while maintaining the maximum value of each bonus interest at $24.00), all of which became fully vested. Mr. Mancuso will be entitled to receive certain benefits during the term of the Mancuso Consulting Agreement, including medical and disability insurance. The Company will not be obligated to maintain the reducing-term life insurance policy previously provided for Mr. Mancuso.

  A. Robert Pisano. The Company entered into an employment agreement with Mr. Pisano effective as of October 10, 1996, which provided that he would serve as Vice Chairman for an initial term ending on October 9, 2001. The agreement entitled Mr. Pisano to an annual salary of $950,000, an annual guaranteed bonus of $750,000 and an annual discretionary bonus. In addition, Mr. Pisano was entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provided for its senior officers generally. The Company is also obligated to maintain a term life insurance policy in the face amount of $5 million on Mr. Pisano's life for his benefit. Under the 1996 Incentive Plan and the Senior Management Bonus Plan, Mr. Pisano holds options to purchase shares of the Common Stock and Bonus Interests, respectively. In part to induce him to enter into his employment agreement, Mr. Pisano received 15,000 shares of the Common Stock and $235,343 in cash.

  Additionally, pursuant to a previous employment agreement and in place of certain benefits under a pension plan maintained for Mr. Pisano's benefit by a prior employer (the "Prior Plan") which Mr. Pisano forfeited when he joined MGM in 1993, the Company entered into the Supplemental Executive Retirement Agreement with Mr. Pisano. The Supplemental Executive Retirement Agreement provides Mr. Pisano with an annual benefit equal to $150,000, less an amount equal to the benefit Mr. Pisano is entitled to receive under the Prior Plan and subject to certain adjustments, payable in the form of a single life annuity commencing on the date Mr. Pisano attains age 60. The minimum aggregate amount payable to Mr. Pisano or his beneficiaries will be $900,000, less all benefits to which Mr. Pisano is entitled under the Prior Plan. All benefits under the Supplemental Executive Retirement Agreement are fully vested. After payments have commenced under the Supplemental Executive Retirement Agreement, the benefit amount shall be increased effective each January 1 by the adjustment factor applied to retiree payments for the calendar year under the Prior Plan. If Mr. Pisano is unmarried on the date benefits commence, the benefit shall be payable monthly for Mr. Pisano's life ("life only" basis). If, however, Mr. Pisano is married on the date benefits commence, he may elect to have the benefits to which he is entitled payable on the life only basis or have the actuarial equivalent of the life only form payable in equal monthly payments to him during his lifetime with an amount equal to 50 percent or 100 percent of such payments to continue after his death to his spouse for the remainder of his spouse's life.

  Mr. Pisano resigned on April 26, 1999. Effective as of August 20, 1999, the Company entered into a consulting agreement with Mr. Pisano, providing for his services as an exclusive full-time consultant from May 1, 1999 until July 31, 1999 (the "Initial Term") and thereafter as a non-exclusive consultant until October 9, 2001. Pursuant to the consulting agreement, Mr. Pisano received a base consulting fee at an annual rate of $950,000 during the Initial Term and on August 20, 1999 a lump sum payment equal to the net present value of the difference between $8.5 million and all amounts theretofore paid to him as salary and guaranteed bonuses pursuant to the employment agreement and as base consulting fees pursuant to the consulting agreement. Pursuant to the consulting agreement, all of Mr. Pisano's stock options became fully vested and immediately exercisable and all of his Bonus Interests became fully vested. Mr. Pisano will be entitled to receive certain benefits during the term of the consulting agreement, including medical and disability insurance and the $5 million term life insurance policy referred to above, until such benefits are provided by a third-party employer.

  The employment agreements of each of Messrs. Yemenidjian, McGurk, Jones, Taylor, Brada, Mancuso and Pisano also contain: (a) certain nondisclosure provisions which are effective for the term of such individual's employment with the Company and for an indefinite period thereafter and (b) a provision prohibiting the solicitation for employment and employment of certain Company employees, or making derogatory public statements concerning the Company, for a period of one year following termination of employment.

Limitation of Liability and Indemnification Matters

  As permitted by applicable provisions of the DGCL, the Company's Amended and Restated Certificate of Incorporation, as amended to date, contains a provision whereunder the Company will indemnify each of the officers and directors of the Company (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), to the fullest extent permitted by the DGCL as it exists or may in the future be amended.

  In addition, the Company has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Company, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

  The Company currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance is deemed by the Board of Directors to be adequate to cover such liabilities. Pursuant to the Mancuso Consulting Agreement, the Company is required to maintain such insurance in a mutually acceptable amount, with Mr. Mancuso as a named insured thereunder, to the extent available at reasonable cost.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The following report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Commission under the Securities Act or the Exchange Act or incorporated by reference in any document so filed, except to the extent the Company specifically incorporates such report or the performance graph by reference therein.

Compensation

  Compensation Philosophy. The Compensation Committee of the Board of Directors, together with its subcommittees, is responsible for establishing and administering a comprehensive compensation program for the Company's executives, consisting of three key elements:

  .  Base salary;

  .  Annual performance-based bonus; and

  .  Periodic grants of stock options and other stock-based awards.

  The Compensation Committee believes this three-part approach to executive compensation best serves the interests of the Company and its stockholders by
(a) providing incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value; (b) enabling the Company to be effective in attracting, motivating and retaining key executives; (c) correlating the performance of the Company as a whole with individual performance; and (d) providing executives with a financial interest in the Company similar to the interests of the Company's stockholders. The Compensation Committee operates pursuant to a charter that can only be amended by the Board of Directors or its Executive Committee.

  Base Salary. The annual salaries of executives of the Company are generally determined by management and are set forth in such executives' employment agreements, except that approval of the Compensation Committee is required with respect to the hiring, compensation and discharge of, and the terms of any employment agreement or separation arrangement with, any executive serving in a staff position with a title of Executive Vice President or higher (or any similar position with comparable responsibilities) or any executive (line or staff) receiving an annual base salary or aggregate severance package, as the case may be, of $500,000 or more. Any increase in the base salary or other key elements of compensation of such executives, other than as set forth in such employment agreements, requires the approval of the Compensation Committee.

  Annual Performance-Based Bonus. On March 10, 2000, the Compensation Committee and the Section 162(m) Subcommittee approved the adoption of the 2000 Employee Incentive Plan (the "2000 Incentive Plan") for eligible employees ("Participants"), subject to Board ratification and stockholder approval.
See "Proposal 2--Approval and Ratification of 2000 Employee Incentive Plan." In the case of the Named Executive Officers, bonus awards are determined solely by the Section 162(m) Subcommittee as follows: (A) objective performance goals, bonus targets and performance measures are (i) pre-established by the
Section 162(m) Subcommittee at a time when the actual performance relative to the goal remains substantially uncertain and (ii) based on such objective business criteria as the Section 162(m) Subcommittee shall determine, including film performance and earnings before interest, taxes, depreciation and non-film amortization ("EBITDA"), among others; (B) the Section 162(m) Subcommittee may exercise discretion to reduce an award to a Named Executive Officer by up to 25% so long as such reduction does not result in an increase in the amount of the bonus of any other Participant; and (C) prior to the payment of any bonus to any of the Named Executive Officers, the Section 162(m) Subcommittee will certify to the Board of Directors or the Executive Committee that the objective pre-established performance goals upon which such bonus is based have been attained and that the amount of each bonus has been determined solely on the basis of the attainment of such goals (subject to the exercise of the negative discretion discussed above). While certain employment agreements (including those of the Named Executive Officers) provide for an annual discretionary bonus, it is the intention of the Compensation Committee, in determining the appropriateness of any discretionary bonus, to consider, among other factors, the performance-based measures used in the 2000 Incentive Plan. Any revisions to the 2000 Incentive Plan or any new performance-based compensation plans require the approval of the Compensation Committee and, where appropriate, the
Section 162(m) Subcommittee.

  Stock Options and Other Stock-Based Awards. The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options and other stock-based awards. The Compensation Committee strongly believes that stock ownership in the Company is a valuable incentive to executives that
(i) serves to align their interests with the interests of the stockholders as a whole and (ii) encourages them to manage the Company in a way that seeks to maximize its long-term profitability. The grant of stock options and other stock-based awards is considered on a case-by-case basis as part of an overall compensation package by taking into account the proposed recipient's past and prospective value to the Company; the performance of the proposed recipient (based upon evaluations and the recommendation of the Chief Executive Officer as to proposed grants for executives other than himself); and the amount of stock options or other stock-based awards previously granted. Grants of stock options and other stock-based awards pursuant to the 1996 Incentive Plan are determined by the Compensation Committee and (in the case of the Named Executive Officers) by the Section 162(m) Subcommittee and Section 16 Subcommittee based on the recommendations of management.

  In connection with his appointment as Chairman of the Board and Chief Executive Officer in April 1999 and pursuant to the terms of his employment agreement, Mr. Yemenidjian was granted 10,000,000 stock options. Mr. McGurk, in connection with his appointment as Vice Chairman of the Board and Chief Operating Officer and pursuant to the terms of his employment agreement, was granted 3,000,000 stock options and was awarded 500,000 shares of the Common Stock. Fifty percent of the stock options granted to Messrs. Yemenidjian and McGurk are exercisable at $14.90 per share (which exceeded the fair market value of the Common Stock at the time of grant) and fifty percent are exercisable at $30.00. See "Executive Compensation--Executive Compensation Summary" and "Executive Compensation--Incentive and Bonus Plans." No other stock options were awarded to the Named Executive Officers in 1999.

Repricing of Options and Bonus Interests of Mr. Mancuso, the Former Chief Executive Officer

  Mr. Mancuso was Chairman of the Board and Chief Executive Officer of the Company until April 26, 1999 but did not participate in the October 1998 Repricings. See "Executive Compensation--Executive Compensation Summary-- Option Grants and Long-Term Incentive Awards--Ten-Year Option Repricing" and "Executive Compensation--Incentive and Bonus Plans." In connection with the Mancuso Consulting Agreement, and as an inducement for Mr. Mancuso to enter into such agreement, effective as of August 20, 1999, an aggregate of 1,745,680 stock options and 811,756 Bonus Interests held by him were repriced on the same terms as the October 1998 Repricings, resulting in (i) the cancellation of the existing stock options at an exercise price of $24.00 per share and the grant of new stock options at an exercise price of $14.90 per share; and (ii) the lowering of the trigger and ceiling payment thresholds of the Bonus Interests from $24.00 and $48.00 per share, respectively, to $14.90 and $29.80 per share, while maintaining the maximum value of each Bonus Interest at $24.00. See "Executive Compensation--Employment Agreements--Frank
G. Mancuso." The closing price of the Common Stock on the NYSE, as reported by the Dow Jones News Retrieval, on the effective date of the Mancuso Consulting Agreement was $16.88 per share.

Compensation Awarded to the Chief Executive Officer

  Mr. Yemenidjian became Chairman of the Board and Chief Executive Officer of the Company in April 1999. He is eligible to participate in the same executive compensation plans and to receive the same benefits generally available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Yemenidjian's annual base salary is $2.5 million and he was granted an aggregate of 10,000,000 stock options under the 1996 Incentive Plan, 50% of which have an exercise price of $14.90 and 50% of which have an exercise price of $30.00. Mr. Yemenidjian has not been granted any additional stock options nor did he receive a discretionary bonus with respect to 1999. See "Executive Compensation--Executive Compensation Summary," "Executive Compensation-- Incentive and Bonus Plans" and "Executive Compensation--Employment Agreements--Alex Yemenidjian."

Tax Considerations

  The Compensation Committee's policy is to structure the performance-based portion of the compensation of its Named Executive Officers in a manner that complies with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") whenever, in the judgment of the Compensation Committee, doing so would be consistent with the objectives of the compensation plan under which the compensation would be payable. However, the Compensation Committee has the authority to award non-deductible compensation as it deems appropriate and in the best interests of the Company. In addition, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the Treasury Regulations issued thereunder, no assurance can be given that compensation intended by the Compensation Committee and the
Section 162(m) Subcommittee to satisfy the requirements for deductibility under Section 162(m) will so qualify.

                                          Compensation Committee:

                                          Jerome B. York (Chairman)(1)
                                          Willie D. Davis(1)(2)
                                          Alexander M. Haig, Jr.(2)




--------
(1) Member of the Section 162(m) Subcommittee
(2) Member of the Section 16 Subcommittee

Company Stock Price Performance Graph

  The following graph compares the Company's cumulative total stockholder return with those of Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Entertainment Group Index for the period commencing November 13, 1997 (the first day of trading of the Common Stock on the NYSE) and ending December 31, 1999, including the reinvestment of any dividends. No dividends were paid in respect of the Company's securities during the period.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                              S&P
                                                         Entertainment    S&P
                  Measurement Date               Company  Group Index  500 Index
                  ----------------               ------- ------------- ---------
     November 13, 1997.......................... $100.00    $100.00     $100.00
     December 31, 1997.......................... $ 95.24    $118.11     $106.43
     December 31, 1998.......................... $ 62.80    $160.02     $136.84
     December 31, 1999.......................... $112.20    $187.24     $165.64

                                 BENEFIT PLANS

MGM Retirement Plan

  The MGM Retirement Plan is a defined benefit plan under which all contributions are made by MGM Studios. Employees of the Company who have completed at least one year of service are eligible to participate in the plan and become vested upon completion of five years of service. Participants, or their beneficiaries, are entitled to receive benefits which have vested under the plan upon their normal, early or deferred retirement or upon the total and permanent disability, death or other termination of such participant's employment and after attaining normal or early retirement age. The compensation covered by the MGM Retirement Plan includes base salary only, and not bonus or other amounts.

  The Company has the right to amend or terminate the MGM Retirement Plan at any time. If the plan is terminated, the available assets held in trust will be used to pay benefits to participants. If termination occurs when the plan's assets are not sufficient to pay all benefits accrued to the date of the termination, the assets held in trust under the plan will be allocated among participants in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company is not liable for the payment of MGM Retirement Plan benefits from its own assets. Upon full satisfaction of the MGM Retirement Plan's liability to employees and their beneficiaries, any amount remaining in the plan will be returned to the Company.

  The Internal Revenue Code requires certain provisions for benefit accruals if a defined benefit plan becomes "top heavy," that is, if the value of accrued benefits for "key employees" is more than 60 percent of the total value of all accrued benefits. While the Company believes that it is unlikely that the MGM Retirement Plan will ever become top heavy, in such an event, it may become necessary to amend the MGM Retirement Plan to conform it to the applicable Internal Revenue Code requirements.

MGM Savings Plan

  Employees of the Company who have completed one year of service may participate in the MGM Savings Plan (the "Savings Plan"), which is managed by CIGNA Retirement and Investment Services. Participants may contribute a portion of their pre-tax compensation (up to a maximum of $10,000) and after-tax compensation (subject to certain limitations) into the Savings Plan and direct the investment of such contributions. The Company matches 100 percent of such employee contributions up to four percent of such employee's eligible compensation. Effective January 1, 1998, the Savings Plan was amended to allow the matching contributions to be made in cash or in shares of the Common Stock. The employee contributions to the Savings Plan and the earnings thereon are always 100 percent vested. The matching contributions and the earnings thereon vest 20 percent for each full year of service and employees become 100 percent vested (i) after five years of service, (ii) upon their total and permanent disability or (iii) upon their death.

  As of March 20, 2000, the Company had contributed an aggregate of 201,812 shares of the Common Stock to the Savings Plan.

                                  PROPOSAL 2

                       APPROVAL AND RATIFICATION OF THE
                         2000 EMPLOYEE INCENTIVE PLAN

  On March 10, 2000, the Compensation Committee and the Performance-Based Compensation Subcommittee (the "Section 162(m) Subcommittee") of the Board of Directors adopted, and the Board of Directors subsequently ratified, the 2000 Employee Incentive Plan (the "2000 Incentive Plan") for eligible employees ("Participants"), the full text of which is set forth in Appendix A to this Proxy Statement. All regular employees of the Company are eligible to participate in the 2000 Incentive Plan. Implementation of the 2000 Incentive Plan is subject to the approval of the Company's stockholders.

  Under the 2000 Incentive Plan, which is designed to satisfy the requirements for performance-based compensation within the meaning of Section 162(m), annual bonuses are awarded to Participants upon the attainment of certain performance goals established in advance by the Compensation Committee on the recommendation of management. The amount of a Participant's bonus is a function of several factors, including (i) the bonus target for such Participant based upon title and level of responsibility and expressed as a percentage of base salary, (ii) the percentage of the bonus target allocated to certain corporate and divisional performance measures, (iii) the achievement of the pre-established goals with respect to the relevant performance measures, and (iv) the exercise of management discretion with respect to up to 25% of the bonus target. For bonus-eligible employees other than the Named Executive Officers, final bonus awards are determined by the Chairman and Chief Executive Officer and the Vice Chairman and Chief Operating Officer based on the recommendation of management.

  In the case of the Named Executive Officers, final bonus awards are determined solely by the Section 162(m) Subcommittee as follows: (A) objective performance goals, bonus targets and performance measures (i) are pre-established by the Section 162(m) Subcommittee at a time when the actual performance relative to the goal remains substantially uncertain and (ii) may be based on such objective business criteria as the Section 162(m) Subcommittee may determine, including film performance (as such term is defined below) and EBITDA, among others; (B) the Section 162(m) Subcommittee may exercise discretion to reduce an award to a Named Executive Officer by up to 25% so long as such reduction does not result in an increase in the amount of the bonus of any other Participant; and (C) prior to the payment of any bonus to any of the Named Executive Officers, the Section 162(m) Subcommittee will certify to the Board of Directors or the Executive Committee that the objective pre-established performance goals upon which such bonus is based have been attained and that the amount of each bonus has been determined solely on the basis of the attainment of such goals (subject to the exercise of the negative discretion discussed above). Under the 2000 Incentive Plan, the maximum bonus payable to any Participant for any fiscal year may not exceed $5 million. Since the 2000 Incentive Plan requires performance goals to be selected for each fiscal year, it is not determinable what benefits, if any, would have been paid to any Named Executive Officer if the 2000 Incentive Plan had been in effect for fiscal year 1999.

  The 2000 Incentive Plan will be administered by the Compensation Committee and (with respect to the Named Executive Officers) the Section 162(m) Subcommittee. The 2000 Incentive Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors, the Compensation Committee or (in the case of the Named Executive Officers) the
Section 162(m) Subcommittee; provided, however, that no amendment shall become effective without the approval of the Board of Directors and/or the stockholders of the Company, if such approval is required to comply with the applicable rules under Section 162(m).

  The Section 162(m) Subcommittee established the fiscal year 2000 performance goals for the Named Executive Officers based upon the ultimate revenue-to-cost ratio of motion pictures released during the fiscal year ("film performance") and EBITDA. The Compensation Committee believes that the specific performance goals constitute confidential business information, the disclosure of which could adversely affect the Company.

  The foregoing description of the 2000 Incentive Plan is qualified in all respects by the actual provisions of such plan attached to this Proxy Statement as Appendix A. The Board of Directors believes, in general, that it is desirable and in the best interests of the Company and its stockholders to enable the Company's executive compensation plans to comply with the requirements of Section 162(m). The Board further believes that the 2000 Incentive Plan is consistent with the Company's existing policies that correlate the performance of the Company on a whole with employee compensation. The 2000 Incentive Plan also serves the Company's interests by granting to the Compensation Committee and, in the case of the Named Executive Officers, the Section 162(m) Subcommittee discretion in determining the performance goals, bonus targets and the business criteria by which performance is to be measured.

For the foregoing reasons, the Board of Directors recommends that stockholders vote "FOR" Proposal 2.

                                  PROPOSAL 3

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The Company's Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors and the Audit Committee believe it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors and the Audit Committee will reconsider their selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  The Board of Directors recommends that stockholders vote "FOR" Proposal 3.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale of Unregistered Securities

  Pursuant to a Stock Option Agreement entered into as of October 10, 1996 between Tracinda and the Company, on October 14, 1999, Tracinda exercised in full its option to purchase 156,251 shares of the Common Stock at an exercise price of $6.41 per share and an aggregate exercise price of $1,001,569.

Shareholders Agreement

  The Tracinda Group, the Company, and certain current and former executives and employees of the Company are parties to the Shareholders Agreement, which provides for certain rights relating to the shares of the Common Stock, including registration rights and transfer restrictions. See "Ownership of Voting Securities--Shareholders Agreement."

Other Transactions

  In connection with the rights offering in October 1999, the Tracinda Group entered into a standby agreement with the Company pursuant to which it exercised all of the subscription rights (the "Rights") distributed to it in the rights offering, thus purchasing 44,279,254 shares of the Common Stock, for an aggregate purchase price of approximately $642,049,183. In addition, the Tracinda Group agreed to purchase any shares of the Common Stock which were not otherwise subscribed for in such rights offering. Because the rights offering was oversubscribed, the Tracinda Group was not obliged to purchase any additional shares of the Common Stock.

  In February 1980, a predecessor-in-interest to the Company granted to a predecessor-in-interest to MGM Grand, Inc. ("MGM Grand") an exclusive open-ended royalty-free license, which was amended in 1992 and further amended in 1998. Pursuant to the license, as amended, MGM Grand has the right to use certain trademarks that include the letters "MGM," as well as logos and names consisting of or related to stylized depictions of a lion, in its resort hotel and/or gaming businesses and other businesses that are not related to filmed entertainment. In 1986, a predecessor-in-interest to the Company granted MGM Grand Air, Inc. ("Grand Air") an exclusive open-ended royalty-free license to use one of its logos consisting of a stylized depiction of a lion in Grand Air's airline business. The Company did not receive any monetary compensation for these licenses. Tracinda owns a majority of the outstanding common stock of MGM Grand, the parent of both MGM Grand Hotel ("Grand Hotel") and Grand Air. Additionally, the Company and affiliates of Tracinda occasionally conduct cross-promotional campaigns in which the Company's motion pictures and the affiliates' hotels are promoted together; however, the Company believes that the amounts involved are immaterial.

  The Company and Grand Hotel have an ongoing relationship whereby Grand Hotel can utilize key art, still photographs of artwork and one minute film clips from certain of the Company's motion picture releases on an as-needed basis. The Company does not receive any monetary compensation for these licenses.

  The Company periodically sells to Grand Hotel and certain of its affiliates, on a wholesale basis, videocassettes and other merchandise such as baseball caps, clothing, keychains and watches bearing the Company's trademarks and logos for resale to consumers in retail shops located within MGM Grand's hotels. For the year ended December 31, 1999, the Company recognized revenues of approximately $20,000 for the sale of certain merchandise to Grand Hotel.

  From time to time, the Company uses aircraft owned by Tracinda for use in the Company's business. The Company believes that the terms of such arrangements are no less favorable to the Company than those that could be obtained from unrelated parties. For the year ended December 31, 1999, the aggregate of the payments made to Tracinda for the use of such aircraft was approximately $149,000.

  The Company had an exclusive producer overhead arrangement with FGM Entertainment ("FGM") for the services of Frank Mancuso, Jr., the son of Mr. Mancuso, which was terminated in August 1999. Under the agreement which had a term ending on July 31, 2002, FGM, a company wholly owned by Mr. Mancuso, Jr., was entitled to receive $400,000 each year, subject to five to ten percent annual increases, for overhead expenses, as well as a development fund and a production fund to pay for the costs of developing and producing projects. FGM was required to submit all projects that it wished to produce or develop to the Company and received a producing fee, as well as certain participations and royalties, for each picture that was produced under the arrangement. For the year ended December 31, 1999 these fees, participations and royalties, paid to FGM for movies such as Species, Fled, Hoodlum and Ronin, totaled approximately $1,043,000. The Company has the right to acquire the domestic or worldwide rights to each picture produced under the arrangement and control all remake, sequel and television rights. Pursuant to the termination agreement, the Company's obligation to fund overhead has ceased and FGM acquired "Mary Jane's Last Dance" for $3 million and has the right to acquire the remainder of the projects it developed pursuant to a turnaround arrangement.

  In March 2000, the Company entered into an agreement in principle with a subsidiary of American Zoetrope ("Zoetrope"), a production company owned by Mr. Coppola, a director of the Company and a member of the Executive Committee, for the financing and distribution in the U.S. and Canada of lower budget theatrical motion pictures to be produced by Zoetrope over a three-year period. Under the agreement, the Company has an exclusive "first look" on projects developed by Zoetrope with a budget (or anticipated budget) of less than $12 million and, subject to certain conditions being met, the Company will acquire distribution rights in the U.S. and Canada as well as certain other ancillary rights on up to ten qualifying pictures produced by Zoetrope in exchange for an amount equal to no more than $2.5 million per picture. In addition, the Company has agreed to spend a minimum of between approximately $1 million to $2.25 million per qualifying picture in marketing and release costs.

  In December 1999, in exchange for creative services provided by Mr. Coppola in connection with certain of the Company's film product, the Company agreed to provide Zoetrope certain office space and office furnishings/equipment at no charge for a two-year period.

       STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2001 ANNUAL MEETING

  Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit to the Company a proposal that qualifies for inclusion in the Company's proxy statement and proxy relating to the annual meeting of stockholders to be held in 2001 must submit such proposal so that it is received by the Company no later than November 29, 2000 and must satisfy the other requirements of Rule 14a-8. All such stockholder proposals should be submitted to the Secretary of the Company. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement and proxy for such meeting pursuant to Rule 14a-8 unless the Company is notified about the proposal a reasonable time before the date the Company mails its proxy materials for such meeting and the stockholder satisfies the other requirements of Rule 14a-4(c).

                                 OTHER MATTERS

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the proxies, however, to consider and vote upon any additional matters that may be presented.

         ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report to Stockholders and Annual Report on Form 10-K (without exhibits thereto) for the year ended December 31, 1999 accompany this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon request. To obtain any such exhibits, contact the Corporate Secretary of the Company at 2500 Broadway Street, Santa Monica, CA 90404, or call (310) 449-3000.

  Stockholders are urged to immediately mark, date, sign and return the enclosed proxy in the envelope provided, to which no postage need be affixed if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/ William Allen Jones
                                          William Allen Jones
                                          Senior Executive Vice President
                                          and Secretary

Santa Monica, California
March 31, 2000

                                                                     APPENDIX A

                           METRO-GOLDWYN-MAYER INC.

                         2000 EMPLOYEE INCENTIVE PLAN

                                   ARTICLE 1

                                    PURPOSE

  The 2000 Employee Incentive Plan (the "Plan") is a short-term incentive plan designed to (i) promote the continued growth, development and financial success of the Company with the ultimate objective of enhancing stockholder value; (ii) enable the Company to be more effective in attracting, motivating and retaining employees; (iii) provide to employees who participate in the Plan an opportunity to receive bonus incentives tied to the achievement of certain pre-established performance goals; and (iv) meet the requirements for performance-based compensation within the meaning of Section 162(m) of the Code (as defined below).

                                   ARTICLE 2

                                  DEFINITIONS

  For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

  2.1 "Annual Incentive Award" or "Award" means the compensation payable under this Plan, in cash, to a Participant pursuant to the terms, conditions, restrictions, and limitations established by the Committee and this Plan.

  2.2 "Board" means the Board of Directors of the Company.

  2.3 "Bonus Target" means the percentage of base compensation (as determined by the Committee or the Subcommittee) to be awarded as an Annual Incentive Award if the Performance Goal for the applicable Performance Measure is met.

  2.4 "Code" means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations promulgated thereunder.

  2.5 "Committee" means the Compensation Committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

  2.6 "Company" means Metro-Goldwyn-Mayer Inc., a Delaware corporation, and any successor entity, whether by merger, ownership of all or substantially all of the assets thereof, or otherwise.

  2.7 "Named Executive Officer" means a Participant who is a "covered employee" as defined in Section 162(m) of the Code or who the Committee believes will be such a covered employee during a Performance Period.

  2.8 "Participant" means an eligible employee who is selected to participate in the Plan.

  2.9 "Performance Goal" means one or more objective goals pre-established by the Committee or the Subcommittee for the purpose of determining Awards under the Plan.

  2.10 "Performance Measure" means one or more business and/or financial criteria as the Committee or the Subcommittee shall determine for the purpose of setting Performance Goals for each Performance Period.

  2.11 "Performance Period" means the consecutive 12-month period that constitutes the Company's fiscal year.

  2.12 "Plan" means the Metro-Goldwyn-Mayer Inc. 2000 Employee Incentive Plan, effective as of January 1, 2000, as amended from time to time.

  2.13 "Section 162(m)" means Section 162(m) of the Code and the rules and regulations promulgated thereunder.

  2.14 "Subcommittee" means the Performance-Based Compensation Subcommittee appointed by the Board to review and approve, with respect to the Named Executive Officers, any compensation that may qualify as performance-based compensation within the meaning of Section 162(m).

                                   ARTICLE 3

                                ADMINISTRATION

  3.1 Composition of Committee and Subcommittee. The Plan shall be administered by the Committee or (with respect to the Named Executive Officers) by the Subcommittee. The Committee shall consist of at least three members of the Board who are not eligible to participate in the Plan. The Subcommittee shall consist of at least two members of the Committee who are "outside directors" within the meaning of Section 162(m).

  3.2 Interpretation of Plan. The Committee or the Subcommittee, as the case may be, shall (i) interpret the Plan; (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee or the Subcommittee shall be final, binding, and conclusive on all interested parties.

  3.3 Powers of Committee and Subcommittee. The Committee or (with respect to the Named Executive Officers) the Subcommittee shall have the sole authority to (i) establish and administer the Performance Goals; (ii) determine the Performance Measures to be used in establishing the Performance Goals; (iii) set the Bonus Targets and the Percentage Allocation (as defined below) for each class of Participants; (iv) certify to the Board that one or more Performance Goals have been met; and (v) determine the amount of any Awards made to the Named Executive Officers.

  3.4 Section 162(m) Conditions. It is the intention of the Committee that the Awards qualify as "performance-based compensation" within the meaning of
Section 162(m). With respect to restrictions in the Plan that are based on the requirements of Section 162(m) or any other applicable law, rule or regulation, to the extent that any such restrictions are no longer required thereby, the Committee or the Subcommittee, as the case may be, shall have the discretion and authority to make Awards hereunder that are no longer subject to such restrictions.

  3.5 Requisite Action. A majority (but not fewer than two) of the members of the Committee or the Subcommittee, as the case may be, shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the members thereof shall constitute action by the Committee or the Subcommittee.

                                   ARTICLE 4

                                  ELIGIBILITY

  Any regular employee (including an employee who is also a director of the Company) is eligible to participate in the Plan. Notwithstanding the foregoing, it is the intention of the Committee that Awards generally not be made to any employee who is a participant in any sales incentive or other cash bonus plan of the Company or who receives a guaranteed bonus pursuant to his or her employment agreement with the Company. The Committee shall determine, on the recommendation of management, which employees shall participate in the Plan during any Performance Period, and such determination may be made selectively among eligible employees. An employee must be a Participant in the Plan for a minimum of six months during the Performance Period to be eligible for an Award for such Performance Period.

                                   ARTICLE 5

                       PERFORMANCE GOALS AND MEASUREMENT

  5.1 Performance Goals. Performance Goals shall be established in writing by the Committee or the Subcommittee, as the case may be, not later than 90 days after commencement of the applicable Performance Period (provided that the outcome thereof is substantially uncertain at such time) and shall be based on such Performance Measures as the Committee or the Subcommittee shall determine.

  5.2 Bonus Targets. Bonus Targets shall be established by the Committee or the Subcommittee in writing for each class of Participants (determined principally by title and level of responsibility) at the same time as the Performance Goals are established and shall be allocated to one or more Performance Measures in such proportion (the "Percentage Allocation") as the Committee or the Subcommittee shall determine.

  5.3 Performance Measures. For each Performance Period, the Committee or the Subcommittee, as the case may be, shall select the business and/or financial criteria to be used in establishing the Performance Goals. Such criteria may include (without limitation) one or more of the following:

  (a) Film performance

  (b) Earnings before interest, taxes, depreciation and amortization (EBITDA)

  (c) Net profit contribution by division

  (d) Pre-tax or after-tax profit levels, including: net income, earnings per share, earnings before interest and taxes, and operating income

  (e) Cash flow return on investment and return on equity

  (f) Levels of operating expense or other expense items as reported on the income statement

  The Performance Measures for a Performance Period may be identical for all Participants or, at the discretion of the Committee or the Subcommittee, may be different to reflect more appropriate measures of performance in individual cases.

  5.4 Adjustments for Extraordinary Items. Subject to any express limitations of the Plan and the requirements of Section 162(m), the Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items;
(ii) changes in tax laws; (iii) changes in generally accepted accounting principles or changes in accounting policies; (iv) charges related to restructured or discontinued operations; (v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements.

                                   ARTICLE 6

                            ANNUAL INCENTIVE AWARDS

  6.1 Timing of Awards. As soon as practicable following the completion of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals and determine whether and to what extent Awards will be granted under the Plan. Notwithstanding the attainment of one or more Performance Goals, the Board may determine that no Awards be made with respect to a Performance Period if it determines that the making of such Awards is not in the best interests of the Company.

  6.2 Determination of Awards. The payment of any Award shall be contingent upon the attainment of one or more Performance Goals as certified to the Board in writing by the Committee and the Subcommittee. The Subcommittee shall calculate the amount of each Award to be made to the Named Executive Officers based upon the applicable Performance Goals, Performance Measures, Bonus Targets and Percentage Allocation established pursuant to Article 5 above. The Subcommittee may not exercise any discretion to increase any Award to a Named Executive Officer, but may exercise discretion to reduce an Award by up to 25 percent so long as such reduction does not result in an increase in the amount of the Award of any other Participant. The amount of individual Awards made to all other Participants shall be determined by management based upon the attainment of the Performance Goals and in accordance with the Performance Measures, Bonus Targets, Percentage Allocation and discretionary elements approved in advance by the Committee.

  6.3 Range of Awards. Provided the relevant Performance Goal shall have been attained, as determined by the Committee or the Subcommittee, as the case may be, and certified to the Board, the range of Awards as to each Performance Measure shall be based on percentages of base salary as determined by the Committee or the Subcommittee, as the case may be.

  6.4 Maximum Individual Award. Notwithstanding any other provision hereof, the maximum Award that may be made to any Participant under the Plan for any Performance Period shall be $5 million.

                                   ARTICLE 7

                       WITHHOLDING TAXES AND DEDUCTIONS

  The Company shall have the right to deduct from any payment to be made pursuant to the Plan (i) the amount of any taxes required by law to be withheld with respect to such payments and (ii) any amounts owed by Participant to the Company or any or its subsidiaries.

                                   ARTICLE 8

                  NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

  No employee shall have any claim or right to receive an Award, and the making of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time Awards are made.

                                   ARTICLE 9

                              NO FUNDING OF PLAN

  The Plan shall constitute an "unfunded" plan of the Company, and nothing contained herein shall require the Company to fund or otherwise aggregate any cash or other assets for payment to Participants under the Plan. The Company shall not be deemed by any provision of the Plan to be a trustee of any property.

                                  ARTICLE 10

                              NONTRANSFERABILITY

  Except as otherwise provided by law or by the Committee or Subcommittee, no Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Awards under the Plan shall be payable from the general assets of the Company, and no Participant shall have any claim with respect to any specific assets of the Company.

                                  ARTICLE 11

              AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

  The Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards under the Plan to continue to comply with Section 162(m) shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

                                  ARTICLE 12

                                 GOVERNING LAW

  The place of administration of the Plan shall be the State of California. Notwithstanding the foregoing, the validity, construction and effect of the Plan and actions taken with respect thereto, as well as any rights relating thereto or arising therefrom, shall be determined solely in accordance with the laws of the State of Delaware and applicable federal law.

                                  ARTICLE 13

                                EFFECTIVE DATE

  This Plan shall be effective as of January 1, 2000. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company's stockholders at the annual meeting of the Company's stockholders held in 2000. Subject to earlier termination pursuant to Article 11 hereof, the Plan shall have a term of five years from its effective date.

                                  ARTICLE 14

                                INDEMNIFICATION

  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

                                  ARTICLE 15

                                INTERPRETATION

  The Plan is designed to comply with Section 162(m), and all provisions hereof shall be construed in a manner consistent with that intent.

                           METRO-GOLDWYN-MAYER INC.

                   Proxy for Annual Meeting of Stockholders
                                  May 4, 2000
                 Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints WILLIAM A. JONES, DANIEL J. TAYLOR and ROBERT BRADA, and each of them, Proxies, with full power of substitution, to represent and vote all shares of the common stock, $.01 par value per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at The Regent Beverly Wilshire located at 9500 Wilshire Boulevard, Beverly Hills, California on May 4, 2000, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                (Continued and to be SIGNED on the other side)

-------------------------------------------------------------------------------

                           - FOLD AND DETACH HERE -

                           METRO-GOLDWYN-MAYER INC.

                        Annual Meeting of Stockholders

                             Thursday, May 4, 2000
                                  10:00 a.m.
                          The Regent Beverly Wilshire
                            9500 Wilshire Boulevard
                           Beverly Hills, California

                               ADMISSION TICKET

    This ticket must be presented at the door for entrance to the meeting.

-------------------------------------------------------------------------------
                                                               Please mark [X]
                                                               your votes as
                                                               indicated in
                                                               this example


This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR all of the nominees in Proposal 1, FOR each of the other Proposals and in accordance with the best judgment of the proxy holders or any of them on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

1. Election of Directors

      FOR all nominees named
      (except as marked           Withhold Authority
      to the contrary)            for all nominees named

             [_]                        [_]


Names of Nominees: James D. Aljian, Francis Ford Coppola, Willie D. Davis, Alexander M. Haig, Jr., Kirk Kerkorian, Frank G. Mancuso, Christopher J. McGurk, Alex Yemenidjian, Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

-------------------------------------------------------------------------------


2. Approval of 2000 Employee Incentive Plan

          FOR      AGAINST     ABSTAIN

          [_]        [_]         [_]

3. Ratification of the selection of independent auditors

          FOR      AGAINST     ABSTAIN

          [_]        [_]         [_]


                         I plan to attend the meeting                       [_]

Dated:__________________________________________________________________ , 2000

-------------------------------------------------------------------------------
Signature

-------------------------------------------------------------------------------
Signature if held jointly

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

                               ADMISSION TICKET


                                Annual Meeting
                                      of
                           Metro-Goldwyn-Mayer Inc.
                             Thursday, May 4, 2000
                                  10:00 a.m.
                          The Regent Beverly Wilshire
                            9500 Wilshire Boulevard
                           Beverly Hills, California

                                    Agenda
       1. To elect a Board of Directors.
       2. To consider and act upon the approval and ratification of the 2000 Employee Incentive
          Plan.
       3. To consider and act upon the ratification of the selection of Arthur Andersen LLP as independent auditors of Metro-Goldwyn-Mayer
          Inc. for the fiscal year ending December 31, 2000.
       4. To transact such other business as may properly come before the meeting or any adjournments thereof.